Exhibit 99.1

Herbalife Ltd. Announces Record First Quarter 2011 Results and Raises FY’11 Guidance

  First quarter net sales growth of 28.5 percent on volume growth of 21.5 percent.
  First quarter adjusted1 EPS of $1.43 increased 45.9 percent compared to the $0.98 adjusted1 EPS from prior year period.
  Raises FY’11 EPS guidance to a range of $5.54 to $5.78.
  Shareholders approve 2 for 1 stock split with a record date May 10, 2011.
  Board of directors approved a post stock-split quarterly dividend of $0.20 per share.

LOS ANGELES--(BUSINESS WIRE)--May 2, 2011--Herbalife Ltd. (NYSE:HLF) today reported that first quarter net sales increased 28.5 percent and local currency net sales increased 24.7 percent compared to the same time period in 2010. Adjusted1 net income for the quarter of $88.3 million, or $1.43 per diluted share compares to 2010 first quarter adjusted net income and EPS of $61.5 million and $0.98, respectively. On a reported basis, first quarter 2011 EPS of $1.41 increased 70 percent compared to the $0.83 reported in the comparable quarter last year.

“Our ongoing efforts to globalize daily consumption-based distributor methods of operation (DMOs) continued to provide strong growth to both the top and bottom line growth in the first quarter,” said Michael O. Johnson, the company’s chairman and CEO. “The company’s strategic focus to provide solutions for two large mega trends, the global obesity epidemic and the desire for people to earn more income, continues to provide a large platform for us to succeed. The company will continue to invest to support our growth with such initiatives as the Seed to Feed verticalization strategy.”

For the quarter ended March 31, 2011, the company generated cash flow from operations of $107.5 million, an increase of 23.0 percent compared to the first quarter 2010, paid dividends of $14.8 million and invested $28.3 million in capital expenditures.

_______________________
[1]	See Schedule B – “Reconciliation of Non-GAAP Financial Measures” for more detail.

First Quarter 2011 Regional Key Metrics2,3

Regional Volume Point and Average Active Sales Leader Metrics

	Volume Points (Mil)		Average Active Sales Leaders
Region	1Q'11	Yr/Yr % Chg	1Q'11	Yr/Yr % Chg
North America	243.0	10.4%	52,549	14.7%
Asia Pacific	198.7	30.6%	40,510	27.0%
EMEA	138.0	15.5%	35,960	12.2%
Mexico	164.5	32.4%	42,480	23.2%
South & Central America	125.1	23.7%	30,970	13.8%
China	32.8	28.1%	7,272	36.7%
Worldwide Total	902.1	21.5%	205,036	20.8%

	Volume Points (Mil)		Average Active Sales Leaders
	1Q'11	Yr/Yr % Chg	1Q'11	Yr/Yr % Chg
Emerging Markets	475.2	29.1%	113,176	25.8%
Established Markets	426.9	14.0%	95,392	16.2%
Worldwide Total	902.1	21.5%	205,036	20.8%
_______________________
[2]	“Emerging markets” are defined herein as those countries that the World Bank categorized as having “low” or “medium” GDP per capita, while “Established markets” are defined as those countries categorized by the World Bank as having “high” GDP per capita.
[3]	Supplemental tables that include additional business metrics can be found at http://www.ir.herbalife.com

Updated 2011 Guidance

Based on current business trends and foreign currency rates, the company’s second quarter and fiscal 2011 guidance is provided below.

Second Quarter – The company’s second quarter 2011 diluted, pre-split earnings per share guidance range is $1.42 to $1.48 on volume point growth of 10.0 percent to 12.0 percent and net sales growth of 19.0 percent to 21.0 percent compared to the same period in 2010, respectively, and an effective tax rate range of 28.3 percent to 29.3 percent. The company’s second quarter 2011 capital expenditures are expected to be in the range of $18.0 million to $23.0 million.

Fiscal 2011 – The company’s fiscal 2011 diluted, pre-split earnings per share guidance range is $5.54 to $5.78 on volume point growth of 12.0 percent to 14.0 percent and net sales growth of 18.0 percent to 20.0 percent compared to the same period in 2010, respectively, and an effective tax rate range of 28.0 percent to 29.0 percent. The company’s fiscal 2011 capital expenditures are expected to be in the range of $80.0 million to $90.0 million.

Shareholders Approved Stock Split

As reported, the two-for-one stock split previously approved by the Herbalife board of directors was approved by the shareholders on April 28, 2011. The stock split will go into effect by the subdivision of each outstanding Common Share of a par value of $0.002 each into two Common Shares of a par value of $0.001 each and a proportional amendment of the authorized share capital. The record date for the stock split will be May 10, 2011. Each shareholder of record as of the close of business on the record date will receive one additional Common Share for every share held. The new shares will be distributed on or about May 17, 2011.

Announces Quarterly Dividend

The company reported today that its board of directors has approved a post-stock split dividend of $0.20 per share to shareholders of record effective May 24, 2011 payable on June 7, 2011.

First Quarter Earnings Conference Call

Herbalife’s senior management will host an investor conference call to discuss its recent financial results and provide an update on current business trends on Tuesday, May 3, 2011 at 8 a.m. PDT (11 a.m. EDT).

The dial-in number for this conference call for domestic callers is (877) 317-1296 and (706) 634-5671 for international callers (conference ID 57487434). Live audio of the conference call will be simultaneously webcast in the investor relations section of the company's website at http://ir.herbalife.com.

An audio replay will be available following the completion of the conference call in MP3 format or by dialing (800) 642-1687 for domestic callers or (706) 645-9291 for international callers (conference ID 57487434). The webcast of the teleconference will be archived and available on Herbalife's website.

About Herbalife Ltd.

Herbalife Ltd. (NYSE:HLF) is a global network marketing company that sells weight-management, nutrition, and personal care products intended to support a healthy lifestyle. Herbalife products are sold in 75 countries through a network of approximately 2.3 million independent distributors. The company supports the Herbalife Family Foundation and its Casa Herbalife program to help bring good nutrition to children. Herbalife's website contains a significant amount of information about Herbalife, including financial and other information for investors at http://ir.Herbalife.com. The company encourages investors to visit its website from time to time, as information is updated and new information is posted.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” and any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

  any collateral impact resulting from the ongoing worldwide financial “crisis,” including the availability of liquidity to us, our customers and our suppliers or the willingness of our customers to purchase products in a recessionary economic environment;
  our relationship with, and our ability to influence the actions of, our distributors;
  improper action by our employees or distributors in violation of applicable law;
  adverse publicity associated with our products or network marketing organization;
  changing consumer preferences and demands;
  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our distributor relations and operating results;
  the competitive nature of our business;
  regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling market in which we operate;
  legal challenges to our network marketing program;
  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;
  uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;
  uncertainties relating to interpretation and enforcement of recently enacted legislation in China governing direct selling;
  our inability to obtain the necessary licenses to expand our direct selling business in China;
  adverse changes in the Chinese economy, Chinese legal system or Chinese governmental policies;
  our dependence on increased penetration of existing markets;
  contractual limitations on our ability to expand our business;
  our reliance on our information technology infrastructure and outside manufacturers;
  the sufficiency of trademarks and other intellectual property rights;
  product concentration;
  changes in tax laws, treaties or regulations, or their interpretation;
  taxation relating to our distributors;
  product liability claims; and
  whether we will purchase any of our shares in the open markets or otherwise.

We do not undertake any obligation to update or release any revisions to any forward-looking statements or report any events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as required by law.

RESULTS OF OPERATIONS:

Herbalife Ltd.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	3/31/2011	3/31/2010

North America	$167,000	$151,259
Mexico	103,877	71,849
South and Central America	125,277	91,330
EMEA	153,937	130,824
Asia Pacific	199,303	141,013
China	45,702	32,358
Worldwide net sales	795,096	618,633
Cost of Sales	162,793	140,472	[1]
Gross Profit	632,303	478,161
Royalty Overrides	264,377	207,319
SGA	244,526	206,883	[1]
Operating Income	123,400	63,959
Interest Expense - net	2,648	1,953
Income before income taxes	120,752	62,006
Income Taxes	33,184	10,135	[1]
Net Income	87,568	51,871

Basic Shares	59,103	60,160
Diluted Shares	61,908	62,672

Basic EPS	$1.48	$0.86
Diluted EPS	$1.41	$0.83

Dividends declared per share	$0.25	$0.20

[1]	Includes impact of items related to adoption of highly-inflationary accounting in Venezuela that are further discussed in Schedule B – "Reconciliation of Non-GAAP Financial Measures”

Herbalife Ltd.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	Mar 31,	Dec 31,
	2011	2010

ASSETS
Current Assets:
Cash & cash equivalents	$260,766	$190,550
Receivables, net	107,893	85,612
Inventories	184,321	182,467
Prepaid expenses and other current assets	110,400	93,963
Deferred income taxes	42,355	42,994
Total Current Assets	705,735	595,586

Property and equipment, net	187,733	177,427
Deferred compensation plan assets	18,732	18,536
Deferred financing cost, net	5,451	998
Other assets	26,639	25,880
Marketing related intangibles and other and other intangible assets, net	310,815	310,894
Goodwill	102,899	102,899
Total Assets	$1,358,004	$1,232,220

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$53,725	$43,784
Royalty Overrides	173,076	162,141
Accrued compensation	52,540	69,376
Accrued expenses	138,523	141,867
Current portion of long term debt	1,753	3,120
Advance sales deposits	56,928	35,145
Income taxes payable	18,340	15,383
Total Current Liabilities	494,885	470,816

Non-current liabilities
Long-term debt, net of current portion	181,188	175,046
Deferred compensation	23,197	20,167
Deferred income taxes	55,220	55,572
Other non-current liabilities	23,216	23,407
Total Liabilities	777,706	745,008

Contingencies

Shareholders' equity:
Common shares	119	118
Additional paid in capital	262,617	257,375
Accumulated other comprehensive loss	(12,074)	(27,285)
Retained earnings	329,636	257,004
Total Shareholders' Equity	580,298	487,212

Total Liabilities and Shareholders' Equity	$1,358,004	$1,232,220

Herbalife Ltd.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Quarter Ended
	3/31/2011	3/31/2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$87,568	$51,871
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,562	17,262
(Excess) Deficiency in tax benefits from share-based payment arrangements	(6,794)	(2,606)
Share-based compensation expenses	5,604	5,295
Amortization of discount and deferred financing costs	149	124
Deferred income taxes	921	(13,671)
Unrealized foreign exchange transaction (gain) loss	1,383	(2,608)
Write-off of deferred financing costs	914	—
Foreign exchange loss from adoption of highly inflationary accounting in Venezuela	—	15,131
Other	751	1,078
Changes in operating assets and liabilities:
Receivables	(20,493)	(12,048)
Inventories	4,184	474
Prepaid expenses and other current assets	(13,582)	(4,357)
Other assets	(251)	(71)
Accounts payable	8,861	19,311
Royalty overrides	7,340	(7,081)
Accrued expenses and accrued compensation	(21,122)	(14,022)
Advance sales deposits	20,998	26,741
Income taxes payable	9,494	5,566
Deferred compensation plan liability	3,030	1,044
NET CASH PROVIDED BY OPERATING ACTIVITIES	107,517	87,433
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property	(28,325)	(11,623)
Proceeds from sale of property	2	3
Deferred compensation plan assets	(197)	(79)
NET CASH USED IN INVESTING ACTIVITIES	(28,520)	(11,699)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid	(14,819)	(12,065)
Borrowings from long-term debt	289,700	102,000
Principal payments on long-term debt	(284,924)	(104,951)
Deferred financing costs	(5,516)	—
Share repurchases	(8,965)	(28,010)
Excess (Deficiency in) tax benefits from share-based payment arrangements	6,794	2,606
Proceeds from exercise of stock options and sale of stock under employee stock purchase plan	1,689	1,888
NET CASH USED IN FINANCING ACTIVITIES	(16,041)	(38,532)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	7,260	(22,732)
NET CHANGE IN CASH AND CASH EQUIVALENTS	70,216	14,470
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	190,550	150,801
CASH AND CASH EQUIVALENTS, END OF PERIOD	260,766	165,271
CASH PAID DURING THE PERIOD
Interest paid	$2,093	$2,691
Income taxes paid, net	$21,874	$13,430

SUPPLEMENTAL INFORMATION

Schedule A: Financial Guidance

2011 Guidance

For the Three Months Ending June 30, 2011 and Twelve Months Ending December 31, 2011

	Three Months Ending June 30, 2011		Twelve Months Ending December 31, 2011
	Low	High	Low	High
Volume point growth vs 2010	10.0%	12.0%	12.0%	14.0%
Net sales growth vs 2010	19.0%	21.0%	18.0%	20.0%
EPS - Pre Stock Split	$1.42	$1.48	$5.54	$5.78
EPS - Post Stock Split	$0.71	$0.74	$2.77	$2.89
Cap Ex ($ millions)	$18.0	$23.0	$80.0	$90.0
Effective Tax Rate	28.3%	29.3%	28.0%	29.0%

SCHEDULE B: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited), (Dollars in Thousand, Except Per Share Data)

In addition to its reported results, the Company has included in the tables below adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investor in analyzing period to period comparisons of the Company’s results.

The following is a reconciliation of net income and diluted earnings per share, presented and reported in accordance with U.S. generally accepted accounting principles, to net income adjusted for certain items:

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Quarter Ended 3/31/2011
	Reported			Adjusted
	(GAAP)	Adjustment		(Non-GAAP)
Net Sales	795,096			795,096
Cost of Sales	162,793			162,793
Gross Profit	632,303	-		632,303
Royalty Overrides	264,377			264,377
SGA	244,526			244,526
Operating Income	123,400	-		123,400
Interest Expense - net	2,648	(914)	[1]	1,734
Income before income taxes	120,752	914		121,666
Income Taxes	33,184	214	[1]	33,398
Net Income	87,568	700		88,268

Diluted EPS	$1.41	$0.01		$1.43	[2]

[1]	Write-off of unamortized deferred financing costs resulting from the debt refinancing arrangement in March 2011.
[2]	Amounts may not total due to rounding.

Herbalife Ltd.
Supplemental Schedule
Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Quarter Ended 3/31/2010
	Reported	Venezuela		Adjusted
	(GAAP)	Items		(Non-GAAP)
Net Sales	618,633			618,633
Cost of Sales	140,472	(12,715)	[1]	127,757
Gross Profit	478,161	12,715		490,876
Royalty Overrides	207,319			207,319
SGA	206,883	(11,390)	[2]	195,493
Operating Income	63,959	24,105		88,064
Interest Expense - net	1,953			1,953
Income before income taxes	62,006	24,105		86,111
Income Taxes	10,135	14,452	[3]	24,587
Net Income	51,871	9,653		61,524

Diluted EPS	$0.83	$0.15		$0.98

[1]

Incremental U.S. dollar costs of 2009 imports which were recorded at the unfavorable parallel market exchange rate and were not devalued based on 2010 exchange rates but rather recorded at their historical dollar costs as products were sold

[2]

Includes $15,131 foreign exchange loss related to remeasurement of Venezuela's monetary assets and liabilities resulting from adoption of highly inflationary accounting and $3,741 foreign exchange gain resulting from receipt of U.S. dollar approved by CADIVI at the official exchange rate relating to 2009 product importations which were previously registered with CADIVI

[3]	Favorable income taxes related to Venezuela becoming highly inflationary economy

The following is a reconciliation of total long-term debt to net debt:

	3/31/2011	12/31/2010

Total long-term debt (current and long-term portion)	$182,941	$178,166
Less: Cash and cash equivalents	260,766	190,550
Net debt	$(77,825)	$(12,384)

CONTACT:
Herbalife Ltd.
Media Contact:
Barbara Henderson
SVP, Worldwide Corp. Comm.
213.745.0517
or
Investor Contact:
Amy Greene
VP, Investor Relations
213.745.0474